UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 6, 2007

   BSML, Inc.
(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane
Walnut Creek, California	94598
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 941-6260

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Dr. Julian Feneley

Effective December 6, 2007, Dr. Julian D. Feneley resigned as the Chief Executive Officer and a Director of BSML, Inc. (the “Company”).

Appointment of Andrew Rudnick

Effective as of December 6, 2007, the Board of Directors of the Company appointed Andrew Rudnick as the Chief Executive Officer of the Company. In connection with Mr. Rudnick's appointment, the Company and Mr. Rudnick entered into an employment agreement, under which Mr. Rudnick has been hired as the Chief Executive Officer and Chairman of the Board of the Company. The term of the Agreement is for three years from the date of the Agreement. Also, during the term of the Agreement Mr. Rudnick is entitled to elect a majority of the members of the Company's board of directors. Mr. Rudnick is also permitted under the Agreement to serve as a director and Chief Executive Officer of an entity engaged in the medspa business - Sleek, Inc. - which is owned by Mr. Rudnick and his family. The Company agreed to pay Mr. Rudnick an annual base salary of $350,000, although the salary will accrue but not be paid until such time as the Company reports in an annual or quarterly report EBITDA of at least $1,000,000. Additionally, Mr. Rudnick is entitled to receive an annual bonus of up to $1,000,000, to be paid $50,000 for each $1,000,000 of EBITDA for each reporting period. The Agreement sets forth other conditions of employment, as well as circumstances relating to termination of the Agreement.

Pursuant to the Agreement, during the term of the Agreement and for as long as Sleek, Inc., a Massachusetts corporation controlled by Mr. Rudnick, is not in default under the Support Services Agreement (discussed below), Mr. Rudnick is entitled to elect a majority of the members of the Company’s board of directors. Mr. Rudnick is permitted under the Agreement to serve as a director and Chief Executive Officer of Sleek, Inc.

The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Mr. Rudnick is the Chairman and CEO of the Sleek Medspa Group, which includes seven med-spa locations in Florida, New York and Massachusetts. Prior to founding Sleek Medspas in 1999, Mr. Rudnick was the founder, CEO, and Chairman of Medical Weight Loss Center Inc., a leading northeast chain of weight loss centers which later evolved into the first Sleek Medspa in Boston, Massachusetts. Mr. Rudnick is also the founder of the Matzo Ball, the largest annual nationwide event for Jewish singles held on December 24 each year. Mr. Rudnick received a B.A. from Boston University.

Additionally, on December 10, 2007, Andrew Rudnick was appointed Chairman of the Board of Directors of the Company.

Appointment of Brent Knudsen

On December 10, 2007, Brent Knudsen was appointed as a director of the Company.

Mr. Knudsen is the Managing Partner of Partnership Capital Growth Advisors, a leading advisor/investor in the areas of healthy, active and sustainable living, and licensed FINRA/SIPC broker dealer. Prior to founding PCGA, Mr. Knudsen was an original partner at North Castle Partners, the leading private equity firm targeting investments in the area of healthy living and aging, where he led investments in areas including spas, fitness clubs and nutrition. Prior to joining North Castle Partners in 1998, Mr. Knudsen founded, built, operated and advised growth businesses in the area of healthy/active living, including Golf Web, Bell Sports, and the Full Force Division of Specialized Bicycle Components. Earlier, Mr. Knudsen was at Bain & Company, focusing primarily in the area of health care strategy and mergers & acquisitions. Mr. Knudsen received a B.A. from the University of Utah and a J.D. from Georgetown Law School, and was a Visiting Scholar at Harvard Law and Business Schools. He currently serves on various private and public boards, including Planet Organic Health Corporation and is chairman of the Pepperdine University Seaver Board of Visitors.

Resignation of Pierce, Peters, and Schechter

Effective as of December 10, 2007, L. Tim Pierce, Bradford Peters, John Reed, and Peter Schechter resigned from the Company’s Board of Directors. Anthony M. Pilaro, the former Chairman of the Board of the Company, will continue as a director of the Company.

At Mr. Rudnick's direction, the headquarters facilities of the Company in Walnut Creek, California will be closed and the moved to Florida.

Support Services Agreement

The Company entered into a support services agreement (the “Support Services Agreement”) with Sleek, Inc. (“Sleek”), as of December 6, 2007. Sleek is a Massachusetts corporation which is controlled by the Company’s new CEO and Chairman, Andrew Rudnick . Pursuant to the Support Services Agreement, Sleek agreed to provide marketing, consulting, cash management, personnel management, and other services to the Company. In return for Sleek’s providing the services, the Company agreed to issue to Sleek 1,240,000 shares of the Company’s common stock. Sleek is also eligible to receive up to 1,240,000 shares of the Company’s common stock for each $1,000,000 of annual incremental increase in the Company’s EBITDA from a baseline of $0.00. The Company also agreed to pay an administrative fee to Sleek equal to the aggregate of Sleek’s actual costs, fees, and expenses incurred in providing the services.

The term of the Support Services Agreement is for an initial three-year period from the date of the agreement. The Support Services Agreement shall automatically renew for additional consecutive one-year periods unless terminated by either party upon at least 90 days’ written notes to the other party.

The foregoing description of the Support Services Agreement is not complete and is qualified in its entirety by reference to the Support Services Agreement, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 10, 2007, the Company issued a press release announcing the changes in its management and the entry into the Support Services Agreement. The press release is attached hereto as Exhibit 99.3 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Employment Agreement between the Company and Andrew Rudnick dated as of December 6, 2007.
99.2	Support Services Agreement between the Company and Sleek, Inc., dated as of December 6, 2007.
99.3	Press Release dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BSML, Inc.

Date: December 11, 2007	By:	/s/ Andrew Rudnick
Andrew Rudnick
Chief Executive Officer